REAL PROPERTY ASSIGNMENT AGREEMENT

THIS AGREEMENT is made as of the 23rd day of October, 2015.

B E T W E E N:

Asiatic Management Consultants Ltd., a Corporation governed by the laws of the Province of British Columbia (the "Assignor")

- and -

Next Gen Water Corporation Ltd.., a Corporation governed by the laws of the State of Nevada (the "Assignee")

RECITALS

A. The Assignor is developing a branded line of air-to-water harvesting machines. The product line consists of an Air to Water System with the following functions:

(a) Air Water Generation Function
(b) Purification System for Drinking Water
(c) Hot and Cold Water Dispensers
(d) Anti-Bacteria Safeguards
(e) CSA, UL Electronic Certificate Achievable

Whereas the Assignor has partnered with Foreseeson Technology Inc., an experienced firm in the manufacturing and development of Air-to-Water Harvesting machines, pursuant to a Memorandum of Understanding (MOU) agreement dated May 21, 2015. A copy of the agreement dated May 21, 2015 is attached as Exhibit "A" and forms part of the this assignment agreement.

Whereas the Assignor wants to assign the business terms and conditions pursuant to the MOU and the Assignee wants to acquire the business terms and conditions pursuant to the MOU to complement its own line of Air-to-Water harvesting machines

Whereas the parties wish to evidence their arms length agreement in writing.

Whereas the parties are vested with the powers and duly qualified to enter into and perform this non-arms length agreement.

B. Assignor understands that the Assignee respects third party proprietary rights and does not desire to acquire any trade secrets or confidential information of third parties for which disclosure has not been requested by Assignee and authorized by such third party. Assignor represents and warrants to the Assignee that (a) it is not under any pre-existing obligation inconsistent with the terms of this instrument; (b) to the best of its knowledge, the Real Property is free and clear of any claims or encumbrances of any kind, and, to the best of his knowledge, will not infringe any patent, copyright or other proprietary right or violate a trade secret of any person or entity; (c) its delivery of this instrument has not and will not violate or conflict with or result in a breach of any terms, conditions, duties or obligations it has to any third party; and (d) it has not authorized any third party to use,

or granted any option to acquire any rights to or licenses to use any of the Real Property, nor has it covenanted or agreed with any third party not to sue or otherwise enforce any legal rights with respect to any of the Real Property. The representations and warranties of this paragraph B shall survive the date of this instrument.

C. The Assignor and the Assignee have agreed that the assignment of all Real Property which was held or owned, in any form or manner whatsoever is material to the business of the Assignee and is intended at all material times by the parties to be assigned by the Assignor to the Assignee. The Assignee will assume all the duties and obligations of the under the MOU agreement dated May 21, 2015 between Next Gen Water Corporation and the Assignor.

D. The Assignor and the Assignee both agree to obtain the requisite approvals of their shareholders to enter into this Assignment Agreement.

NOW THEREFORE, in consideration of the sum of $3,350.00 US dollars to the Assignor and 500,000 common shares of the Assignee valued at $0.02 per share to be issued to the Assignor on or before November 30, 2015, the Assignor and the Assignee hereby agree that:

1. The Assignor acknowledges that in the Assignor's capacity as a substantial shareholder of the Assignee, he will benefit from this assignment of the Real Property.

2. The Assignor hereby sells, assigns and transfers unto the Assignee, all his right, title and interest, in and to the Real Property acquired pursuant to an MOU agreement dated May 21, 2015 between Foreseeson Technolgy Inc. and Asiatic Management Consultants Ltd.

GENERAL PROVISIONS

Governing Law. This agreement shall be made and construed in accordance with the laws of the State of Nevada. All disputes arising from or in connection with this contract shall if possible be settled amicably through friendly negotiation. In case no settlement can be reached thereby the dispute may, if either Party so requires, be resolved by arbitration, to be approved by mutual consent.

Entire Agreement. This agreement together with all other documents incorporated by reference shall constitute the entire agreement between the Assignee and the Assignor with respect to all matters herein and it is agreed that its execution has not been induced by, nor does the Assignee or the Assignor rely upon or regard as material, any representations or writing whatsoever nor incorporated herein and made a part hereof and this agreement shall not be amended, altered or qualified except by memorandum in writing signed by the Assignee and the Assignor and any amendment, alteration or qualification hereof shall be null and void and shall not be binding upon any party who has not given its consent aforesaid.

Time of the Essence. Time shall be of the essence of this agreement and every part hereof.

Notice. Any notice, demand or other communication by the terms hereof required or permitted to be given by one party to another shall be given in writing by registered mail, postage prepaid, addressed to such other party or delivered to such other part as follows:

ASSIGNOR:
Asiatic Management Consultants Ltd.
6490 West Desert Inn Road
Las Vegas , Nevada
89146

ASSIGNEE:
Next Gen Water Corporation Ltd.
FT B 33/F Blk. 1 Victoria Ctr.
15 Watson Road, North Point, Hong Kong

This Agreement will ensure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. The provisions herein contained constitute the entire agreement between the parties and supersede all previous communications, representations and agreements, whether verbal or written, between the parties with respect to the subject matter hereof.

This Agreement and all documents contemplated by or delivered in connection with this Agreement may be executed and delivered by facsimile or original and in any number of counterparts, and each executed counterpart will be considered to be an original. All executed counterparts taken together will constitute one agreement.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first mentioned above.

____
Asiatic Management Consultants Ltd.
By its : PRESIDENT

Tom L Moore
Next Gen Water Corporation Ltd.
By its : PRESIDENT

MEMORANDUM OF UNDERSTANDING

This Memorandum is made this 31st day of MAY, 20 15, by and between Foreseeson Technology Inc., a Corporation having its principal place of business at 2105-11980 Hammersmith Way, Richmond BC V7A 0A4 (Foreseeson)

And Asiatic Management Consultants Ltd. a Corporation having its principal place of business at Suite 1288 Alberni Street, Vancouver, BC. V6E 4N5 ("Asiatic")

IN CONSIDERATION of the covenants herein contained the parties understanding as follows:

Any other or previous Agreement or Contract or Understanding (if there is) will be replaced by this MOU.

1. DEFINITIONS

1.1 "Product" refers to the Air to Water System and its products which Foreseeson was asked to redesign for Asiatic in Canada.

1.2 The Air to Water System will have the following functions

- (a) Air Water Generation Function
- (b) Purification System for Drinking Water
- (c) Hot and Cold Water Dispensers
- (d) Anti-Bacteria Safeguards
- (e) CSA, UL Electronic Certificate Achievable

2. BUSINESS TERMS AND CONDITIONS

2.1 Foreseeson and Asiatic will work together to provide products to Asiatic's customers.

2.2 Here is the detailed terms and conditions.

- (a) Foreseeson will provide a working prototype of new Air to Water System to Asiatic.
- (b) Asiatic will pay for the cost of the prototype, estimated $3,350.00 including Ocean shipping cost.
- (c) After the Prototype evaluation, if the prototype is acceptable, then Asiatic will process the orders as follows.
  - (i) Asiatic will confirm the Order of Mold which require app. U$60,000 .
  - (ii) Foreseeson will confirm the Order of Engineering work for app. U$15,000.

AMC
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(iii) Foreseeson will provide the sellable solution of sample to Asiatic within 3 months after receipt of orders of Mold and Engineering work.

(iv) The product could be used for other outside case

(v) The final product cost will be app. U$480 - FOB Richmond / Made in Canada

(vi) The Certificates of cUL/UL will be applied by Foreseeson on behalf of Asiatic, and the cost will be paid by Asiatic which will be pre-approved. However, all Engineering support will be provided by Foreseeson

(d) Terms: Both parties will do commercial reasonable best to keep the business relationship long.

(e) Best Effort ; Foreseeson and Asiatic will provide the best effort to support each other with favorable terms and conditions

(f) Termination: The Termination could be initiated by either party with a 60 days advance notice.

(g) Warranty ; 1 year parts

(h) Confidential information ; Foreseeson and Asiatic should treat confidential information / business relationship properly.

6.1 The signing of this Memorandum represents a basic understanding and acceptance of the business partnership. If necessary, it will be updated on agreement of both parties. Meanwhile, this MOU will be effective if there are any legal issues.

6.2 If there is any conflict / issue in future, both parties will solve it in gentle manner.

Asiatic Management Consultants Ltd.	**Foreseeson Technology Inc.**
By: [signature]	By: [signature]
Name: JOHN LIU	Name: S. U. Moon
Date: MAY 21, 2015	Date: May 21. 2015

(9) MSL